EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Vanguard Money Market Reserves
File Number: 811-2554
Registrant CIK Number: 0000106830


Item 74

     Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74 completely, the Registrant has set forth in their entirety the complete responses to the indicated Items or Sub-Items below, in accordance with verbal instructions provided to the Registrant by the staff of the Commission on September 20, 2002, and September 23, 2002.



Series 1 SEC Identifier S000004463 Prime Money Market Fund
Class 1 SEC Identifier C000012239
Class 2 SEC Identifier C000012240


Items 74A-75A

74A-$1
74B-$7,205,209
74C-$103,533,918
74I-$1,420,468
74J-$204,603
74L-$474,124
74N-$112,838,323
74o-$3,244,804
74P-$44,748
74R4-$375,389
74T-$109,173,382
75A-$108,382,236



